                                                                EXHIBIT 10.30.18

        THE RIGHTS OF THE HOLDER UNDER THIS AGREEMENT ARE
        SUBJECT TO A PLEDGE AGREEMENT DATED AS OF MAY 23, 1997 IN
        FAVOR OF WELLS FARGO BANK, N.A.


                     AMENDED AND RESTATED THIRD PARTY PLEDGE
                       (ALTER/BIEDERMAN:PARTNERSHIP UNITS)

               THIS AMENDED AND RESTATED THIRD PARTY PLEDGE (this
"Agreement") is entered into as of this ____ day of August, 1997, by and between
(i) SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership ("Secured Party"), and (ii) ROBERT A. ALTER ("Alter") and RIVERSIDE HOTEL PARTNERS, INC., a California corporation ("Riverside") and CHARLES L. BIEDERMAN ("Biederman") and RIVERSIDE HOTEL PARTNERS INC., a California corporation (collectively, with Biederman and Alter, "Pledgor").

                                    RECITALS:

               This Agreement is entered into based on the following understandings:

               A. Alter, Biederman and the Secured Party have entered into a Third Party Pledge Agreement dated as of August 16, 1995 pursuant to which Alter and Biederman have pledged Units to secure the obligations of Sunstone Hotel Properties, Inc., a Colorado corporation ("Lessee") under certain leases (the "Initial Percentage Leases"). Capitalized terms used in this Agreement and not otherwise defined shall have the meaning given them in the Initial Percentage Leases.

               B. Under the Initial Agreement, Alter and Biederman were required to pledge additional Units in proportion to their ownership interests in the Lessee of 80% and 20% respectively. Because of the significant number of Hotels acquired by the Secured Party, Alter has pledged all of the 385,564 Units he owns directly or indirectly through Riverside. As the Secured Party anticipates additional acquisitions which will exceed the available Units Alter has to pledge under the existing formula, the Company desires to limit this obligation to the Units currently owned by Alter or Riverside (excluding any Units held by the Alter Investment Group, L.P., in which Robert Alter has only a 1% beneficial interest).

               C. The Lessee has arranged a credit facility with Wells Fargo Bank to provide working capital (the "Credit Facility"). As a condition to providing the Credit Facility, Wells Fargo Bank has required that Alter personally guarantee the obligations of the Lessee and that such guaranty be secured by a first priority lien in Units with a value at all times equal to 1.8 times the maximum available amount under the Credit Facility. The Pledgor and Secured Party desire to enter into this Amended and Restated Third Party Pledge Agreement in order to provide a limitation on the obligations of Alter or Biederman to pledge any additional Units as additional hotels are acquired


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by the Secured Party and leased to the Lessee and to permit the consummation of the Credit Facility with Wells Fargo Bank by agreeing to permit the senior lien in favor of Wells Fargo Bank on the Units.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and Pledgor hereby agree as follows:

         1. GRANT OF SECURITY INTEREST.

                  a. As security for the performance of Lessee's obligations and liabilities to Secured Party under the Percentage Leases (the "Obligations"), Pledgor hereby pledges, hypothecates and grants to Secured Party a security interest in 481,955 Partnership Units (the "Units," representing 385,564 Units of Alter and 96,391 Units of Biederman, together with, after an occurrence and during the continuance of an Event of Default, any and all proceeds thereof, including without limitation, any and all dividends, income, interest and distributions earned from or attributable to the investment or deposit of the Units (the Units, together with all of the foregoing being collectively referred to herein as the "Security Fund"). Prior to any Event of Default, and after the cure thereof by Lessee (or Alter or Biederman, at their sole election), all dividends, income, interest and/or distributions earned from or attributable to the investment or deposit of the Security Fund shall be payable to Riverside, Alter and Biederman; following an Event of Default such amounts shall be added to and become a part of the Security Fund and shall only be disbursed in accordance with the terms of this Agreement. By its execution of this Agreement, Pledgor acknowledges that it has delivered the Units to Pledge Holder as required by this Agreement. The word "Obligations" is used herein in its most comprehensive sense and includes any and all debts, obligations and liabilities of Lessee under the Percentage Leases heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Lessee may be liable individually or jointly, or whether recovery upon such Obligations may be or hereafter become unenforceable.

                  b. Pledgor shall execute and deliver to Secured Party such financing and continuation statements covering the Security Fund and take such other actions as Secured Party may from time to time require to perfect and continue the perfection of Secured Party's security interest in the Security Fund. This Agreement constitutes written notice to Sunstone Hotel Investors, L.P. of Secured Party's security interest in the Units as herein described.

               c. The Pledgor acknowledges and agrees that, as a condition precedent to the Secured Party entering into any additional leases (the "Percentage Leases") with the Lessee, that the Pledgor must execute an amendment to this Agreement amending Exhibit A to list the additional Units being pledged in an amount equal to four (4) months of Base Rent under the new Percentage Lease. References in this Agreement to "Percentage Leases" shall refer to the Initial Percentage Leases and, as and when entered into, subsequent Percentage Leases, each as listed on


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Exhibit "A." Notwithstanding the foregoing, neither Riverside, Alter nor
Biederman in their capacity as Pledgor shall have any obligation or duty whatsoever to pledge any additional Units in excess of the following amounts:
Alter (and Riverside), 385,564 and Biederman, the lesser of 384,577 or the amount which corresponds to the same percentage of the aggregate Units pledged by the Pledgor as Biederman's ownership interest in the Lessee (currently 20%).

         2. CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Obligations of Lessee to Secured Party under the Percentage Leases.

         3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Lessee, and a separate action or actions may be brought and prosecuted against Pledgor whether action is brought against Lessee or any other person, or whether Lessee or any other person is joined in any such action or actions. Pledgor acknowledges that there are no conditions precedent to the effectiveness of this Agreement, and that this Agreement is in full force and effect and is binding on Pledgor as of the date written below, regardless of whether Secured Party obtains additional collateral or any guaranties from others or takes any other action contemplated by Pledgor. Pledgor waives the benefit of any statute of limitations affecting Pledgor's liability hereunder or the enforcement thereof, and Pledgor agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Pledgor's liability hereunder. The liability of Pledgor hereunder shall be reinstated and revived and the rights of Secured Party shall continue if and to the extent for any reason any amount at any time paid on account of the Obligations is rescinded or must be otherwise restored by Secured Party, whether as a result of any proceedings in bankruptcy, insolvency, reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Secured Party in its sole discretion; provided, however, that if Secured Party chooses to contest any such matter at the request of Pledgor, Pledgor agrees to indemnify and hold Secured Party harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Secured Party in connection therewith, including without limitation, in any litigation with respect thereto.

         4. REPRESENTATIONS AND WARRANTIES.

                  a. Pledgor represents and warrants to Secured Party that: (i) Pledgor is the owner directly or indirectly and has possession or control of the Units; (ii) Pledgor has the right to pledge the Units; (iii) the Units are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except as heretofore disclosed to Secured Party in writing; (iv) specifically with respect to Units consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, all persons appearing to be obligated thereon have authority and capacity to contract and are bound


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


as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution; (v) all statements contained herein and, where applicable, in the Units are true and complete; and (vi) except as disclosed to Secured Party, no financing statement covering any of the Units and naming any secured party other than Secured Party, is on file in any public office.

                  b. Pledgor further represents and warrants to Secured Party that: (i) the Units pledged hereunder is so pledged at Lessee's request; (ii) Secured Party has made no representation to Pledgor as to the creditworthiness of Lessee; and (iii) Pledgor has established adequate means of obtaining from Lessee on a continuing basis financial and other information pertaining to Lessee's financial condition. Pledgor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Pledgor's risks hereunder, and Pledgor further agrees that Secured Party shall have no obligation to disclose to Pledgor any information or material about Lessee which is acquired by Secured Party in any manner.

         5. COVENANTS OF PLEDGOR.

                  a. Pledgor Agrees in General: (i) to indemnify Secured Party against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Secured Party any time after the occurrence of an Event of Default in the realization, enforcement and exercise of its rights, powers and remedies hereunder; (iii) to permit Secured Party to exercise its powers; (iv) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change its chief place of business or the place where Pledgor keeps any records concerning the Units without first giving Secured Party written notice of the address to which Pledgor is moving same.

                  b. Pledgor Agrees with regard to the Security Fund: (i) not to permit any lien on the Security Fund except in favor of Secured Party and any lien in favor of Wells Fargo Bank to secure the Guaranty of Alter of the obligations of Lessee under the Credit Facility (the "Senior Lien"); (ii) not to withdraw any funds from any deposit account pledged to Secured Party hereunder without Secured Party's prior written consent; (iii) not to sell, hypothecate or otherwise dispose of any of the Units or any interest therein except with respect to the Senior Lien, without the prior written consent of Secured Party;
(iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Units and to permit Secured Party to inspect the same at any reasonable time; (v) if requested by Secured Party following an Event of Default under any Percentage Lease, to receive and use reasonable diligence to collect proceeds from the Units, in trust and as part of the Security Fund to be held in accordance with Section l(a) above; (vi) not to commingle Units with other property; (vii) to provide any service and do any other acts or things necessary to keep the Units free and clear of all defenses, rights of offset and counterclaims; and (viii) if the Units consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Secured


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


Party's interest in the Security Fund or be inconsistent with or violate any provisions of this Agreement.

         6. POWERS OF SECURED PARTY. Pledgor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Secured Party's officers and employees: (a) to perform any obligation of Pledgor hereunder in Pledgor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Security Fund; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Security Fund and in connection therewith to deposit or surrender control of the Security Fund to accept other property in exchange for the Security Fund, and to do and perform such acts and things as Secured Party may deem proper, with any money or property received in exchange for the Security Fund at Secured Party's option, to be applied to the Obligations or held by Secured Party under this Agreement;
(e) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Security Fund; (f) to insure, process and preserve the Security Fund; (g) to exercise all rights, powers and remedies which Pledgor would have, but for this Agreement, under all the Units subject to this Agreement; (h) to do all acts and things and execute all documents in the name of Pledgor or otherwise, deemed by Secured Party as necessary, proper or convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and (i) to execute and file in Pledgor's name any financing statements and amendments thereto required to perfect Secured Party's security interest hereunder; provided, however, that until the occurrence and only during the continuation of an Event of Default shall have Secured Party have the right to exercise the power of attorney for the purposes described in paragraphs (a),
(c), (d), (e), (f), (g), or (h). If an Event of Default has occurred and is continuing, any or all Security Fund consisting of securities may be registered, without notice, in the name of Secured Party or its nominee, and thereafter Secured Party or its nominee may exercise, without notice, all voting and partnership rights at any meeting of the partners of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to any Units all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Secured Party or its nominee to exchange, at its discretion, any and all Units upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Secured Party of any right, privilege or option pertaining to any Units and in connection therewith, the right to deposit and deliver any and all of the Units with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Party may determine. All of the foregoing rights, privileges or options may be exercised without liability except to account for property actually received by Secured Party. Secured Party shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Units and shall not be responsible for any failure to do so or delay in so doing.


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



         7. CASH COLLATERAL ACCOUNT. Any money received by Secured Party in respect of the Security Fund will be retained in an interest bearing cash collateral account and the same shall, for all purposes, be deemed collateral hereunder.

         8. SECURED PARTY'S CARE AND DELIVERY OF UNITS.

                  a. Secured Party's obligation with respect to Security Fund in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of the Security Fund, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Pledgor of maturity dates, conversion, call or exchange rights, or offers to purchase the Units or any similar matters, notwithstanding Secured Party's knowledge of the same. Secured Party shall have no duty to take any steps necessary to preserve the rights of Pledgor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Units. Secured Party shall not be obligated to take any actions with respect to the Units requested by Pledgor unless such request is made in writing and Secured Party determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Units as security for the Obligations. Secured Party may at any time deliver the Security Fund, or any part thereof, to Pledgor, and the receipt thereof by Pledgor shall be a complete and full acquittance for the Security Fund so delivered, and Secured Party shall thereafter be discharged from any liability or responsibility therefor.

                  b. Promptly following the third anniversary of the Percentage Lease to which the Units pledged pursuant hereto relate, as set forth on Exhibit A from time to time (or upon an earlier termination of the applicable Percentage Lease, including a termination resulting from a sale of the applicable hotel), and provided there is then existing no Event of Default under any Percentage Lease (and following any cure of such Event of Default if one then exists), Secured Party shall return the Units corresponding to such Percentage Lease to Pledgor (according to the respective interest in such Units of Alter and Biederman).

         9. PLEDGOR'S WAIVERS.

                  a. Pledgor waives any right to require Secured Party to: (i) proceed against any person, including Lessee; (ii) proceed against or exhaust any security held from Lessee; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from Lessee or any other person or otherwise comply with any other provisions of Section 9504 of the California Uniform Commercial Code; (iv) pursue any other remedy in Secured Party's power; or (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Secured Party as security or which constitute in whole or in part the Obligations secured hereunder, or in connection with the creation of new or additional Obligations.


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                  b. Pledgor waives any defense arising by reason of: (i) any disability or other defense of Lessee or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Obligations of Lessee or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Lessee which is a corporation, partnership or other type of entity, or any defect in the formation of Lessee; (iv) any act or omission by Secured Party which directly or indirectly results in or aids the discharge of Lessee or any Obligations by operation of law or otherwise; or (v) any modification of the Obligations, in any form whatsoever, including any modification made after revocation hereof to any Obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of the Obligations, or any part thereof. Until all Obligations shall have been paid in full, Pledgor shall have no right of subrogation, and Pledgor waives any defense Pledgor may have based upon an election of remedies by Secured Party which destroys Pledgor's subrogation rights or Pledgor's rights to proceed against Lessee for reimbursement, including without limitation, any loss of rights Pledgor may suffer by reason of any rights, powers or remedies of Lessee in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Lessee's Obligations (including without limitation, Sections 726 and 580d of the California Code of Civil Procedure as from time to time amended). Until all Obligations of Lessee to Secured Party shall have been paid in full, Pledgor further waives any right to enforce any remedy which Secured Party now has or may hereafter have against Lessee or any other person, and waives any benefit of, or any right to participate in, any security whatsoever now or hereafter held by Secured Party.

         10. AUTHORIZATIONS TO SECURED PARTY. Pledgor authorizes Secured Party either before or after revocation hereof, without notice or demand and without affecting Pledgor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof; (b) take and hold security, other than the Units, for the payment of the Obligations or any part thereof and exchange, enforce, waive and release the Units, or any part thereof, or any such other security; (c) apply the Units or any other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of this Agreement, as Secured Party in its discretion may determine; (d) release or substitute any one or more of the endorsers or guarantors of the Obligations, or any part thereof, or any other parties thereto; and (e) apply payments received by Secured Party from Lessee to any Obligations of Lessee to Secured Party, in such order as Secured Party shall determine in its sole discretion, whether or not any such Obligations is covered by this Agreement, and Pledgor hereby waives any provision of law regarding application of payments which specifies otherwise.

         11. PAYMENT OF TAXES, CHARGES, LIENS AND ASSESSMENTS. Pledgor agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Security Fund, and upon the failure of Pledgor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Secured Party shall be obligations of Pledgor to Secured Party,


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

due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 herein, and shall be secured by the Security Fund, subject to all terms and conditions of this Agreement.

         12. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, after any applicable cure or grace period under any Percentage Lease which has not been cured by Pledgor within 10 days of the date such cure period of Lessee expired; (b) any representation or warranty made by Pledgor herein shall prove to be incorrect in any material respect when made; (c) Pledgor shall fail to observe or perform any obligation or agreement contained herein after Secured Party has provided written notice describing such failure and Pledgor has failed within thirty (30) days of receipt of such notice to cure such failure, provided if such cure cannot be completed within such thirty (30) day period, then such cure period shall be extended for so long as Pledgor is diligently prosecuting such cure to completion up to a maximum of ninety (90) days; and (d) any event of default under the Credit Facility.

         13. REMEDIES. Upon the occurrence of any Event of Default, Secured Party shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided to Secured Party by law. All rights, powers, privileges and remedies of Secured Party shall be cumulative. Secured Party may exercise its right of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured. No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists: (a) Secured Party may, at any time and at Secured Party's sole option, liquidate any time deposits pledged to Secured Party hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; (b) Secured Party may appropriate the Security Fund and apply all proceeds toward repayment of the Obligations in such order as Secured Party may from time to time elect or, at Secured Party's sole option, place any proceeds in the cash collateral account; and (c) at Secured Party's request, Pledgor will assemble and deliver all Units, and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. For any Units consisting of securities, Secured Party shall be under no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so.


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



         14. DISPOSITION OF UNITS. Secured Party shall not transfer all or any part of the Units or Security Fund except in connection with the exercise of remedies as provided in Section 13 above. Any proceeds of any disposition of any of the Units or any part thereof, shall be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds shall be applied by Secured Party toward the payment of the Obligations in such order of application as Secured Party may from time to time elect.

         15. COSTS, EXPENSES AND ATTORNEYS' FEES. Pledgor shall pay to Secured Party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees incurred by Secured Party after the occurrence and during the continuance of any Event of Default in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Pledgor or the valuation of the Units including without limitation, the seeking of relief from or modification of the automatic stay or the negotiation and drafting of a cash collateral order. All of the foregoing shall be paid to Secured Party by Pledgor with interest at a rate per annum equal to the lesser of ten percent (10%) or the maximum rate permitted by law.

         16. GOVERNING LAW; SUCCESSORS, ASSIGNS. This Agreement shall be governed by and construed in accordance with the laws of the State of California, and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

         17. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         18. AMENDMENT AND RESTATEMENT. This Agreement amends and restates and supersedes in its entirety the Third Party Pledge Agreement dated as of August 16, 1995.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            PLEDGOR

                                            /S/ ROBERT A. ALTER
                                           ----------------------------------
                                                Robert A. Alter

                                            /S/ CHARLES L. BIEDERMAN
                                           ----------------------------------
                                                Charles L. Biederman

                              RIVERSIDE HOTEL PARTNERS, INC.,
                              a California corporation


                              By: /s/ROBERT A. ALTER
                                    ------------------
                                     Robert A. Alter


                              By: /s/CHARLES BIEDERMAN
                                    --------------------
                                     Charles Biederman

                              SECURED PARTY

                              SUNSTONE HOTEL INVESTORS, L.P., a
                              Delaware limited partnership

                              By: Sunstone Hotel Investors, Inc., a Maryland corporation

                              By: /s/ROBERT A. ALTER
                                    ------------------
                                     Its: President

                                    EXHIBIT A

                             Percentage Leases & Pledge of Units
                                    FOUR             Number of            THIRD                INITIALS
PERCENTAGE                         MONTHS            Allocable          ANNIVERSARY               OF
LEASE                             BASE RENT        PLEDGED UNITS           DATE                 PLEDGOR
-----                             ---------        -------------           ----                 -------
Hampton Inn -                     $188,750            19,868          August 16, 1998            RAA/CLB
   Denver S.E., CO

Hampton Inn -                      150,000            15,790          August 16, 1998            RAA/CLB
   Pueblo, CO

Courtyard by Marriott -            135,000            14,211          August 16, 1998            RAA/CLB
   Fresno, CA

Hampton Inn -                      158,667            16,702          August 16, 1998            RAA/CLB
   Mesa, AZ

Holiday Inn -                      125,000            13,158          August 16, 1998            RAA/CLB
   Steamboat Springs, CO

Holiday Inn -                      142,000            14,947          August 16, 1998            RAA/CLB
   Craig, CO

Holiday Inn -                       53,333             5,614          August 16, 1998            RAA/CLB
   Provo, UT

Hampton Inn -                      161,000            16,947          August 16, 1998            RAA/CLB
   Silverthorne, CO

Best Western -                     220,000            23,158          August 16, 1998            RAA/CLB
   Santa Fe, NM

Hampton Inn -                      132,000            13,895          August 16, 1998            RAA/CLB
   Arcadia, CA

Hampton Inn -                      139,333            13,933          December 13, 1998          RAA/CLB
   Oakland, CA

Holiday Inn -                      189,000            17,182          February 2, 1999           RAA/CLB
   Kent, WA

Holiday Inn -                      107,917             9,811          February 2, 1999           RAA/CLB
   Poulsbo, WA

Hampton Inn -                      145,667            13,242          February 2, 1999           RAA/CLB
   Clackamas, WA




                                      FOUR           Number of               THIRD                INITIALS
PERCENTAGE                           MONTHS          Allocable            ANNIVERSARY                 OF
LEASE                               BASE RENT      PLEDGED UNITS             DATE                  PLEDGOR
-----                               ---------      -------------             ----                  -------
Holiday Inn -                      121,000            11,000          February 2, 1999           RAA/CLB
   Portland, OR

Courtyard By Marriott -            142,000            14,025          April 1, 1999              RAA/CLB
   Riverside, CA

Holiday Inn Select -               270,000            24,828          June 28, 1999              RAA/CLB
   Renton, WA

Comfort Suites -                   240,000            24,615          August 13, 1999            RAA/CLB
   So. San Francisco, CA

Days Inn -                          90,000             9,231          August 13, 1999            RAA/CLB
   Price, UT

Residence Inn -                    100,000             9,524          September 20, 1999         RAA/CLB
   Highlands Ranch, CO

Holiday Inn -                      100,000             9,090          October 29, 1999           RAA/CLB
   Flagstaff, Arizona

Holiday Inn -                      268,666            24,424          October 29, 1999           RAA/CLB
   Mesa, Arizona

Hampton Inn -                      115,400            10,455          October 29, 1999           RAA/CLB
   Tucson, Arizona

Radisson Suite -                   363,400            29,665          December 19, 1999          RAA/CLB
   Oxnard, California

Ramada Hotel -                     335,530            25,810          January 17, 2000           RAA/CLB
   Cypress, CA

Holiday Inn Harbor View -         $289,033            22,233          January 17, 2000           RAA/CLB
   San Diego, CA

Hawthorn Suites -                 $367,533            26,479          March 10, 2000             RAA/CLB
   Kent, WA

Holiday Inn -                     $501,992            38,232          March 31, 2000             RAA/CLB
   La Mirada, CA

Fountain Suites -                 $528,900            39,529          May 6, 2000                RAA/CLB
   Sacramento, CA



                                      FOUR           Number of               THIRD                INITIALS
PERCENTAGE                           MONTHS          Allocable            ANNIVERSARY                 OF
LEASE                               BASE RENT      PLEDGED UNITS             DATE                  PLEDGOR
-----                               ---------      -------------             ----                  -------

Ramada Plaza -                     $387,000            29,208         June 11, 2000                RAA/CLB
   Old Town -
   San Diego, CA
COMBINED TOTALS:                   $6,268,121         556,806*
                                   ==========         =======


* Maximum number of units pledged is 481,955 pursuant to Section 1(a) of the Agreement.




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